CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 20 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our report dated December 8, 1995 on our audit of the financial statements and financial highlights of Franklin Investors Securities Trust for the year ended October 31, 1995.


                                    /s/ Coopers & Lybrand L.L.P.


San Francisco, California
December 20, 1996